CONSULTING AGREEMENT

This agreement, entered into this 15th day of December, 1999, by and between Lehigh Acres First National Bancshares, Inc. (in organization) (hereinafter referred to as "the Bank"), and Brenda M. O'Neil, (hereinafter referred to as the "Consultant").

                                   WITNESSETH:

WHEREAS, the Bank is in the process of organization and is desirous of engaging the Consultant to assist it in certain organizational matters; and

WHEREAS, the Consultant is desirous of providing consulting services to the Bank with regard to the organization of the Bank, and to serve as President and Chief Executive Officer of the Bank after its charter has been approved.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1. ENGAGEMENT. The Bank agrees to engage the Consultant and the Consultant agrees to provide consulting services to the Bank relating to the regulatory process associated with the Bank's application for its charter and the development of organizational and business plans relating to the operation of the Bank and Holding Company.

2. TERM. The term of this Agreement shall commence on December 15, 1999, and shall continue for the period through June 30, 2000. In the event that the Bank receives the necessary charter approval from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation within the term of this Agreement, the Bank will automatically extend this Agreement for an additional six months or until the Bank has opened for business.

3. SERVICES. The Consultant shall exert her best efforts and devote substantially all of her time and attention to the organizational matters of the Bank and the Holding Company.

4. COMPENSATION. As compensation for the Consultant's services, the Bank agrees to accrue fees due the Consultant at the rate of Four Thousand ($4,000) Dollars per month until such time as her application for President and CEO is approved by the Office of the Comptroller of the Currency and the FDIC. Upon verbal notification of that approval, the Bank shall increase said compensation to Six Thousand Five Hundred ($6,500) per month. This compensation shall accrue at the above stated rate until the minimum stock sale amount of $6,000,000 is reached. Upon that date, the accrued compensation may be paid in cash or applied to the Consultant's stock

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              purchase. In the event the minimum stock sale amount of $6,000,000 is not achieved for any reason, the accrued compensation will not be owed to Consultant by Bank and Consultant will be considered to have an investment loss in the amount of the accrued compensation.

5. EXPENSES. The Consultant shall be entitled to reimbursement for all reasonable expenses incurred by her in the performance of her duties upon presentation of a voucher, and appropriate receipts, indicating the amount and the business purposes.

6. TERMINATION. In the event of the Consultant's death or in the event the Consultant is prevented from rendering services by reason of illness, incapacity or injury for a period of sixty (60) consecutive days during the term of this Agreement or in the event the Consultant fails to perform the services required hereunder, then and in such event the Bank may terminate this Agreement upon written notice to the Consultant. In the event Consultant voluntarily terminates her services then the Consultant shall receive no further compensation.

7. NOTICES. All notices request, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time and then mailed at any general or branch United States Post Office enclosed in a certified, postage pre-paid envelope, and addressed to the address of the respective parties states below, or as such party may have fixed by notice:

                                  To the Bank:   1300 Homestead Road N.
                                                 Lehigh Acres, FL  33936

                                  To the Consultant:
                                                 4300 North Road
                                                 Fort Myers, FL   33917

8. SUCCESSORS AND ASSIGNS. This agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Consultant may not assign her right to payment nor her obligations under this Agreement.


9.            GOVERNING   LAW.   This   agreement   shall  in  all  respects  by
              interpreted, construed and governed by and in accordance with the laws of the State of Florida.

10. MISCELLANEOUS. This agreement supersedes all prior understandings and agreements between the parties, and may not be amended orally, but only in writing signed by the parties hereto.

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


                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.

                                   LEHIGH ACRES FIRST NATIONAL BANK


                                   By:/s/ James D. Hull
                                      ------------------------------------------
                                          James D. Hull, Chairman


                                   By:/s/ Brenda M. O'Neil
                                      ------------------------------------------
                                          Brenda M. O'Neil, Consultant



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